Exhibit 10.14F

TERCICA, INC.

AMENDMENT NO. 1 TO

REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 (the “Amendment”) to that certain Registration Rights Agreement, dated as of October 13, 2006 (the “Rights Agreement”), is made as of July 30, 2007 (the “Effective Date”), by and among TERCICA, INC., a Delaware corporation (the “Company”), and the undersigned Holders (the “Consenting Holders”).

RECITALS

WHEREAS, the Company and the Consenting Holders are parties to the Rights Agreement;

WHEREAS, the Company and the Consenting Holders wish to amend the Rights Agreement as set forth below; and

WHEREAS, the Consenting Holders are Holders of at least a majority-in-interest of the Registrable Securities currently outstanding and, together with the Company, have the right, pursuant to Section 9(a) of the Rights Agreement, to amend Rights Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and considerations contained herein, the Company and the Consenting Holders agree as follows:

AGREEMENT

1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

2. AMENDMENT.

2.1 Section 1 of the Rights Agreement is hereby amended to add the following definitions to the list of defined terms thereunder, each of which shall read in full as follows:

“Genentech means Genentech, Inc., a Delaware corporation.”

“Genentech Pro Rata Shares means the shares of Company Common Stock issued to Suraypharm (and/or its Affiliates) in exercise of Suraypharm’s rights under Section 5.1 of the Affiliation Agreement in connection with the issuance of Genentech Shares.”

“Genentech Purchase Agreement means that certain Common Stock Purchase Agreement, dated as of July 6, 2007, by and between the Company and Genentech.”

“Genentech Shares means the shares of Company Common Stock issued to Genentech pursuant to the Genentech Purchase Agreement.”

2.2 Section 1 of the Rights Agreement is hereby amended to amend the definition of “Registrable Securities” thereunder to read in full as follows:

“Registrable Securities means (i) the Shares, the Note Shares, the Warrant Shares and the Genentech Pro Rata Shares, and (ii) all shares of Company Common

Stock related to the Shares, the Note Shares, the Warrant Shares and the Genentech Pro Rata Shares issued in connection with any exchange, conversion, stock split, stock dividend, distribution, recapitalization or similar event of the Company; provided, however, that Registrable Securities shall not include any of the above shares (i) sold by a person to the public either pursuant to a Registration Statement or Rule 144 under the Securities Act, (ii) sold to any person in a private transaction in which the right the cause the Company to register Registrable Securities is not assigned pursuant to Section 6, and (iii) held by a Holder during any such period that all Registrable Securities held by such Holder could be sold without restriction under Rule 144 under the Securities Act during the following ninety day period.”

3. MISCELLANEOUS.

3.1 Effect of Amendment. Except as modified by the terms of this Amendment, the terms and provisions of the Rights Agreement shall remain in full force and effect. Other than as stated in this Amendment, this Amendment shall not operate as a waiver of any condition or obligation imposed on the parties under the Rights Agreement.

3.2 Amendment. This Amendment shall not be changed or modified orally, but only by an instrument in writing signed by the parties hereto.

3.3 Governing Law. This Amendment shall be construed in accordance with, and this Amendment and all matters arising out of or relating in any way whatsoever (whether in contract, tort or otherwise) to this Amendment shall be governed by, the law of the State of New York.

3.4 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto and each Holder and Investor, and shall be enforceable by the Company or any Holder or Investor.

3.5 Entire Agreement. The Rights Agreement, as amended by this Amendment, constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof. In the event of any conflict, inconsistency, or incongruity between any provision of this Amendment and any provision of the Rights Agreement, the provisions of this Amendment shall govern and control.

3.6 Counterparts. This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one instrument.

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IN WITNESS WHEREOF, the parties herein have caused this Amendment to be duly executed as of the day and year first above written.

COMPANY:		CONSENTING HOLDERS:

TERCICA, INC.		IPSEN, S.A.

By:	/s/ Stephen N. Rosenfield	By:	/s/ Raymond de Thezan
	Stephen N. Rosenfield	Name:	Raymond de Thezan
	Executive Vice President of Legal Affairs, General Counsel and Secretary	Title:	Company Secretary

SURAYPHARM

		By:	/s/ Raymond de Thezan
		Name:	Raymond de Thezan
		Title:	Company Secretary

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

REGISTRATION RIGHTS AGREEMENT